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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the reference to us under the heading "Independent Accountants" in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to the registration statement on Form N-1A of Morgan Stanley Strategic Adviser Fund, Inc.




/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
October 16, 1997